Exhibit 10.17

GWG HOLDINGS, INC.
STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of [●, 2013], by and between [●] (“Optionee”) and GWG Holdings, Inc., a Delaware corporation (the “Company”).

BACKGROUND

The Company has adopted the GWG Holdings, Inc. 2013 Stock Incentive Plan (the “Plan”) pursuant to which shares of Company common stock have been reserved for issuance under the Plan.  Optionee is a [●] and will perform substantial work on behalf of the Company.  The Company desires to provide Optionee an option to purchase certain shares of Company common stock upon the terms and conditions set forth herein.

AGREEMENT

Now, Therefore, the parties hereby agree as follows:

1.           Incorporation by Reference.  The terms and conditions of the Plan, a copy of which has been earlier delivered to Optionee, are hereby incorporated into this Agreement by this reference.  In particular, the provisions of Section 9.13 of the Plan, respecting any sale of the Company, govern the terms and conditions of this Agreement.  In the event of any direct conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.  By its terms, the Plan may be amended subsequent to the date of this Agreement, in which case the Plan as so amended shall continue to govern and control the terms and conditions of this Agreement in the case of any such direct conflict or inconsistency.

2.           Grant of Option; Exercise Price.  Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants to Optionee, from the Plan, the right and option (the “Option”) to purchase all or any part of an aggregate of [●] shares of Company common stock, $.001 par value per share (the “Shares”), at the per-Share exercise price of $[●] (the “Exercise Price”), which price is intended to be at least 100% of the fair market value of the Company’s common stock on the grant date (i.e., the date of this Agreement).

3.           Exercisability and Vesting of Option.  The Option shall be exercisable only to the extent that all, or any portion thereof, has vested.  Except as provided in Section 4, the Option shall vest in the manner described below only for so long as Optionee continues to serve the Company as a director, officer or employee.

Number of Shares To Be Vested	Vesting Date or Condition

4.           Term of Option.  To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for [●] from the date of this Agreement.  Nevertheless, upon the earlier death of Optionee or the termination of the service of Optionee to the Company or its subsidiaries (whether as a director, officer or consultant, as the case may be) for any reason, including without limitation any involuntary termination or a termination due to disability, Optionee’s legal representative may exercise the Option to the extent vested at the time of death or termination of service, but such right shall expire upon the earlier of (i) three months after the death of Optionee or the termination of service, as applicable, or (ii) the expiration of the Option.

5.           Method of Exercising Option.  Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised, in whole or in part, by giving written notice to the Company specifying the number of Shares to be purchased and accompanied by the full purchase price for such shares (which written notice may be in the form of Notice of Exercise attached hereto).  The Exercise Price shall be payable:  (a) in United States dollars upon exercise of the Option and may be paid by cash, uncertified or certified check or bank draft; (b) by delivery of shares of common stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value (as such term is defined in the Plan) on the date on which the Option is exercised; or (c) at Optionee’s election, by instructing the Company to withhold from the Shares issuable upon exercise of the Option shares of common stock in payment of all or any part of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law), which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Company’s board of directors or a compensation committee thereof.  Any such notice shall be deemed given when received by the Company at the address provided in Section 10.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

6.           Rights of Option Holder.  As holder of the Option, Optionee shall not have any of the rights of a stockholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to Optionee upon the due exercise of all or any part of the Option.

7.           Transferability.  The Option shall not be transferable except to the extent permitted by Section 9.3 of the Plan.

8.           Optionee Representations.  Optionee hereby represents and warrants to the Company that Optionee has reviewed with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement, including the grant by the Company of the Option.  Optionee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents.  Optionee understands that Optionee will be solely responsible for any tax liability that may result to Optionee as a result of the transactions contemplated by this Agreement, including the grant by the Company of the Option.  Optionee further understands that, as to matters involving an interpretation under the Plan, the Board of Directors of the Company (or an applicable committee thereof) has complete authority to definitively interpret the Plan, which interpretation shall be final, conclusive and binding upon the Optionee.

9.           Securities Law Matters.  Optionee acknowledges that the Shares to be received upon any exercise of the Option may not have been registered under the Securities Act of 1933 or the applicable securities laws of any state (collectively, the “Securities Laws”).  If such Shares shall have not been so registered, Optionee acknowledges and understands that the Company is under no obligation to register, under the Securities Laws, the Shares received by Optionee or to assist Optionee in complying with any exemption from such registration if Optionee should at a later date wish to dispose of the Shares. Optionee acknowledges that, if not then registered under the Securities Laws, any certificates representing the Shares shall bear a legend restricting the transferability thereof in substantially the following form:

The shares represented by this certificate have not been registered or qualified under federal or state securities laws.  The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws.  In its discretion, the Company may require that the availability of any exemption or the inapplicability of such securities laws be established by an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company.

10.         Notices.  All notices and other communications required under this Agreement will be in writing and will be deemed to have been duly given two days after mailing, via certified mail return-receipt requested, to the applicable party at the following addresses:

If to the Company:	GWG Holdings, Inc.
Attention: Chief Executive Officer and
Chief Financial Officer
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Facsimile: (612) 746-0445

If to Optionee:

11.         Dispute Resolution.

(a)           The parties will endeavor to resolve any disputes relating to the Agreement through amicable negotiations. Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator (the “Arbitration Tribunal”) jointly appointed by the parties.  The Arbitration Tribunal shall self-administer the arbitration proceedings using the Commercial Rules of the American Arbitration Association (“AAA”); provided, however, the AAA shall not be involved in administration of the arbitration.  The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least 15 years of corporate or commercial law experience and have at least an AV rating by Martindale Hubbell.  If the parties cannot agree on an arbitrator, either party may request a court of competent jurisdiction to appoint an arbitrator, which appointment will be final.

(b)           The arbitration will be held in Minneapolis, Minnesota.  Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 45 days of the selection of the arbitrator.  It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable.  Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m.  The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings.  Failure of the arbitrator to meet the time limits of this Article will not be a basis for challenging the award.  The Arbitration Tribunal will not have the authority to award punitive damages to either party.  Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal.  The Arbitration Tribunal shall award attorneys’ fees and other related costs payable by the losing party to the successful party.  This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction.

12.         General Provisions.

(a)           The Option is granted pursuant to the Plan and is governed by the terms thereof.  The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(b)           Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation, other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c)           Each party agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d)           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e)           This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Minnesota applicable to contracts executed and to be performed therein, and without regard to any of such state’s conflicts-of-law provisions.

*  *  *  *  *  *  *

In Witness Whereof, the undersigned have executed this Stock Option Agreement as of the date first written above.

GWG HOLDINGS, INC.

By:
Name:
Title:

OPTIONEE

Print name

Signature

Signature Page – Stock Option Agreement

NOTICE OF EXERCISE
GWG HOLDINGS, INC.
STOCK OPTION AGREEMENT

(To be signed only upon exercise of stock option)

Pursuant to a Stock Option Agreement dated as of ____________________ (the “Option Agreement”), the undersigned is the holder of an option (the “Option”) to purchase ____________ shares of common stock, $.001 par value per share, of GWG Holdings, Inc., a Delaware corporation (the “Company”).  In accordance with the terms of the Option Agreement, the undersigned hereby irrevocably elects to exercise the Option with respect to ____________ shares of common stock and to purchase such shares from the Company, and herewith makes payment of $____________ therefor:

☐	by cash, uncertified or certified check or bank draft;
☐	by delivery of shares of common stock; or
☐
by instructing the Company to withhold from the shares issuable upon exercise of the Option shares of common stock in payment of $____________ of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law).

The undersigned requests that the certificate(s) for such shares be issued in the name of ______________________________, and be delivered to ______________________________, whose address is set forth below the signature of the undersigned.

Dated:

(Signature)

(Address)

(Address)

(Social Security or other Tax ID No.)